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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement No. 333-69234 of Palm, Inc. on Form S-4 of our report dated June 22, 2001 (June 25, 2001 as to Note 16), appearing in the Annual Report on Form 10-K of Palm, Inc. for the year ended June 1, 2001 and to the reference to us under the headings "Palm Selected Historical Consolidated Financial Data" and "Experts" in such proxy statement/prospectus which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Jose, California

October 3, 2001


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